Exhibit 10.1

PURCHASE AGREEMENT

PURCHASE AGREEMENT (the “Agreement”), dated as of March 31, 2019, by and among ENDOLOGIX, INC., a Delaware corporation (the “Company”), and the investors identified on Schedule I hereto (each, an “Investor” and collectively, the “Investors”).

WHEREAS:

Subject to the terms and conditions set forth in this Agreement, the Company wishes to sell to the Investors, and the Investors wish to buy from the Company, the shares listed on Schedule I hereto (the “Purchase Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”), at a price of $6.61 per Purchase Share (the “Purchase Price”). If the issuance of Purchase Shares at the Closing (as defined below) would result in such Investor beneficially owning in excess of 19.99% (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to the Closing (a “Blocker Conflict”, and such excess number of Purchase Shares to be issued to such Investor at the Closing resulting in such Blocker Conflict, the “Blocked Shares”), in lieu of the Company issuing the Blocked Shares to such Investor at the Closing, the Company shall issue to such Investor at the Closing a pre-paid warrant in the form of Exhibit D hereto (collectively, the “Pre-Paid Warrants”, as exercised, the “Pre-Paid Warrant Shares”) to receive such Blocked Shares, in form and substance reasonably satisfactory to the Company and such Investor (including, without limitation, exercisability at the option of such Investor (without the payment of any additional consideration other than the portion of the Purchase Price attributable to such Blocked Shares) and a limitation on exercise in the form of Section 1(e) of the Pre-Paid Warrant). The Purchase Shares, Pre-Paid Warrants and Pre-Paid Warrant Shares are collectively referred to herein as the “Securities”.

NOW THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Investors hereby agree as follows:

1. CERTAIN DEFINITIONS.

For purposes of this Agreement, the following terms shall have the following meanings:

(a) “Bankruptcy Law” means Title 11, U.S. Code, or any similar federal or state law for the relief of debtors.

(b) “Base Prospectus” means the Company’s final base prospectus, dated August 3, 2018, a preliminary form of which is included in the Registration Statement, including the documents incorporated by reference therein.

(c) “Business Day” means any day on which the Principal Market is open for trading, including any day on which the Principal Market is open for trading for a period of time less than the customary time.

(d) “Confidential Information” means any information disclosed by either party to the other party, either directly or indirectly, in writing, orally or by inspection of tangible objects (including, without limitation, documents, prototypes, samples, plant and equipment), which is designated as “Confidential,” “Proprietary” or some similar designation. Information communicated orally shall be considered Confidential Information if such information is confirmed in writing as being Confidential Information within ten (10) Business Days after the initial disclosure. Confidential Information may also include information disclosed to a disclosing party by third parties. Confidential Information shall not, however, include any information which (i) was publicly known and made generally available in the public domain prior to the time of disclosure by the disclosing party; (ii) becomes publicly known and made generally available after disclosure by the disclosing party to the receiving party through no action or inaction of the receiving party; (iii) is already in the possession of the receiving party without confidential restriction at the time of disclosure by the disclosing party as shown by the receiving party’s files and records immediately prior to the time of disclosure; (iv) is obtained by the receiving party from a third party without a breach of such third party’s obligations of confidentiality; (v) is independently developed by the receiving party without use of or reference to the disclosing party’s Confidential Information, as shown by documents and other competent evidence in the receiving party’s possession; or (vi) is required by law to be disclosed by the receiving party, provided that the receiving party gives the disclosing party prompt written notice of such requirement prior to such disclosure and assistance in obtaining an order protecting the information from public disclosure.

(e) “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

(f) “DTC” means The Depository Trust Company, or any successor performing substantially the same function for the Company.

(g) “DWAC Shares” means shares of Common Stock that are (i) issued in electronic form, (ii) freely tradable and transferable and without restriction on resale and (iii) timely credited by the Company to the Investor or its designee’s specified Deposit/Withdrawal at Custodian (DWAC) account with DTC under its Fast Automated Securities Transfer (FAST) Program or any similar program hereafter adopted by DTC performing substantially the same function.

(h) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(i) “Facility Restructuring” means the transactions contemplated by that certain Second Amendment to Amended and Restated Facility Agreement and First Amendment to Amended and Restated Guaranty and Security Agreement, dated as of the date hereof, by and among Endologix, Inc. and Deerfield Private Design Fund IV, L.P. and certain of its affiliates.

(j) “General Disclosure Package” means (i) the SEC Reports and (ii) the disclosure schedules to this Agreement provided to the Investors by the Company.

(k) “Material Adverse Effect” means any material adverse change in the results of operations, assets, business, prospects or financial condition of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business.

(l) “Note Refinancing” means the transactions contemplated by that certain Exchange Agreement, by and among the Company and the noteholders listed therein, dated as of the date hereof.

(m) “Person” means an individual or entity including but not limited to any limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(n) “Principal Market” means The Nasdaq Global Select Market (or any nationally recognized successor thereto); provided, however, that in the event the Company’s Common Stock is ever listed or traded on The Nasdaq Capital Market, The Nasdaq Global Market, the New York Stock Exchange, the NYSE American, the NYSE Arca, the OTC Bulletin Board, or the OTCQX or the OTCQB operated by the OTC Markets Group, Inc. (or any nationally recognized successor to any of the foregoing), then the “Principal Market” shall mean such other market or exchange on which the Company’s Common Stock is then listed or traded.

(o) “Prospectus Supplement” means any prospectus supplement to the Base Prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act in connection with the transactions contemplated by this Agreement, including the documents and information incorporated by reference therein.

(p) “Registration Statement” means the effective registration statement on Form S-3 (Commission File No. 333-225320) filed by the Company with the SEC pursuant to the Securities Act for the registration of shares of its Common Stock, including the Securities, and certain other securities, as such Registration Statement has been or may be amended and supplemented from time to time, including all documents filed as part thereof or incorporated by reference therein, and including all information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B of the Securities Act, including any comparable successor registration statement filed by the Company with the SEC pursuant to the Securities Act for the registration of shares of its Common Stock, including the Securities.

(q) “Restructuring Transactions” means, collectively, the Note Refinancing and the Facility Restructuring.

(r) “SEC” means the U.S. Securities and Exchange Commission.

(s) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(t) “Securities Act Regulations” means the regulations promulgated under the Securities Act.

(u) “Subsidiary” means any Person the Company wholly-owns or controls, or in which the Company, directly or indirectly, owns a majority of the voting stock or similar voting interest, in each case that would be disclosable pursuant to Item 601(b)(21) of Regulation S-K promulgated under the Securities Act.

(v) “Transaction Documents” means, collectively, this Agreement and the schedules and exhibits hereto, and each of the other agreements, documents, certificates and instruments entered into or furnished by the parties hereto in connection with the transactions contemplated hereby and thereby.

(w) “Transfer Agent” means American Stock Transfer & Trust Company, LLC, or such other Person who is then serving as the transfer agent for the Company in respect of the Common Stock.

2. PURCHASE OF SECURITIES.

Subject to the terms and conditions set forth in this Agreement, the Company desires to sell to the Investor, and the Investor desires to purchase from the Company, the Securities as follows:

(a) Purchase of Common Stock. Upon the satisfaction of the conditions set forth in Sections 7 and 8 hereof (the “Closing” and the date of satisfaction of such conditions the “Closing Date”), the Investors shall purchase the number of Securities set forth opposite their respective names on Schedule I hereto, at a price of $6.61 per Security.

(b) Payment of Purchase Price. Each of the Investors shall pay the amount of cash for the number of Securities it is purchasing hereunder set forth opposite its name on Schedule I hereto to the Company as full payment for all of the Securities to be purchased by it hereunder by wire transfer of immediately available funds on the same Business Day that such Investor receives verbal or written confirmation of delivery by the Company of an instruction letter to the Transfer Agent to deliver of all of the Purchase Shares being purchased by such Investor as DWAC Shares or in book-entry form as indicated by such Investor and reserve for issuance the Pre-Paid Warrant Shares. All payments made under this Agreement shall be made in lawful money of the United States of America or wire transfer of immediately available funds to the account designated by the Company by written notice to each of the Investors prior to the date of this Agreement.

(c) Beneficial Ownership Limitation. Notwithstanding anything to the contrary contained in this Agreement, the Company shall not issue or sell, and none of the Investors shall purchase or acquire, any shares of Common Stock under this Agreement which, when aggregated with all other shares of Common Stock then beneficially owned by such Investor and its respective affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder) would result in the beneficial ownership by such Investor and its respective affiliates of more than 19.99% of the then issued and outstanding shares of Common Stock (the “Beneficial Ownership Limitation”).

3. INVESTORS’ REPRESENTATIONS AND WARRANTIES.

Each Investor, severally and only with respect to himself, herself, or itself, as applicable, and not jointly, represents and warrants to the Company that as of the date hereof and as of the Closing Date:

(a) Organization, Authority. Such Investor, to the extent not a natural person, is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder.

(b) Accredited Investor Status. Such Investor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(c) Information. Such Investor understands that its investment in the Securities involves a high degree of risk. Such Investor (i) is able to bear the economic risk of an investment in the Securities including a total loss thereof, (ii) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the proposed investment in the Securities and (iii) has had an opportunity to ask questions of and receive answers from the officers of the Company concerning the financial condition and business of the Company and others matters related to an investment in the Securities. Neither such inquiries nor any other due diligence investigations conducted by such Investor or its representatives shall modify, amend or affect such Investor’s right to rely on the Company’s representations and warranties contained in Section 4 below. Such Investor has sought such accounting, legal and tax advice from its own independent advisors as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

(d) No Governmental Review. Such Investor understands that no U.S. federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of an investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(e) Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of such Investor and is a valid and binding agreement of such Investor enforceable against the Investor in accordance with its terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(f) Residency. Such Investor is a resident of the state set forth opposite such Investor’s name on Schedule I hereto.

(g) No Short Selling. Such Investor represents and warrants to the Company that (i) at no time since the time such Investor was first contacted by the Company regarding the transactions contemplated hereby has such Investor or any of its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any (A) “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Common Stock or (B) hedging transaction, which establishes a net short position with respect to the Common Stock, and (ii) neither such Investor nor any of its agents, representatives or affiliates shall engage in any of the aforementioned transactions in clause (i) hereof during the period beginning on the date of this Agreement and ending on the Closing Date.

(h) Ownership. Following the purchase of the Securities contemplated by this Agreement, none of the Investors will beneficially own more than 19.99% of the Company’s outstanding common stock.

4. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to the Investors that, except as set forth in the General Disclosure Package, which exceptions shall be deemed to be a part of the representations and warranties made hereunder, as of the date hereof:

(a) Compliance with Registration Requirements. The Company has prepared and filed with the SEC the Registration Statement, and such amendments to the Registration Statement as may have been required to the date of this Agreement. The Registration Statement has been declared effective by the SEC.

Promptly after execution and delivery of this Agreement, the Company will prepare and file with the SEC a prospectus supplement to the Base Prospectus relating to the Securities and the offering thereof in accordance with the provisions Rule 430B and Rule 424(b) of the Rules and Regulations. Such final supplemental form of prospectus (including the Base Prospectus as so supplemented), in the form filed with the SEC pursuant to Rule 424(b) is herein called the “Prospectus.” Any reference herein to the Base Prospectus or the Prospectus shall be deemed to include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act as of the date of such prospectus.

The Company has complied in all material respects with requirements to file all reports, schedules, forms, statements and other documents required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (or such shorter period as the Company was required by law to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.

(b) Incorporation of Documents by Reference. The documents incorporated or deemed to be incorporated by reference in the Registration Statement when it was filed with the SEC and when it became effective, and in the Prospectus when it was filed with the SEC, complied in all material respects with the requirements of the Exchange Act and the regulations promulgated thereunder, and, when read together with the other information in the Prospectus, (i) at the time the Registration Statement became effective, (ii) at the time the Prospectus was issued and (iii) on the date of this Agreement, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(c) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the Securities Act and the Securities Act Regulations.

(d) Financial Statements. The financial statements included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly, in all material respects, the financial position of the Company and its consolidated Subsidiaries (as defined below) at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated Subsidiaries for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly, in all material respects, in accordance with GAAP, the information required to be stated therein. The selected financial information and the summary financial information (if any) included in the Prospectus present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus, or incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the SEC) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable.

(e) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, and except as otherwise stated therein (i) there has been no Material Adverse Effective, (ii) there have been no transactions entered into by the Company or any of its Subsidiaries, other than those entered into in the ordinary course of business, which are material with respect to the Company and its Subsidiaries considered as one enterprise, and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(f) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its organization and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus, and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(g) Good Standing of Subsidiaries. Each Subsidiary has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

(h) Capitalization. The issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of Common Stock were issued in violation of the preemptive or other similar rights of any securityholder of the Company. The Common Stock has been registered pursuant to Section 12(b) of the Exchange Act and is listed for trading on the Principal Market, and the Company has taken no action designed to terminate the registration or listing of the Common Stock on Principal Market, nor has the Company received any written notification that the SEC or Principal Market is contemplating terminating such registration or listing.

(i) Authorization of Agreements. This Agreement has been (and any applicable Terms Agreement will be) duly authorized by the Company. This Agreement has been (and any applicable Terms Agreement will be) executed and delivered by the Company.

(j) Authorization and Description of Securities. The Purchase Shares have been duly authorized and reserved for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement (and any applicable Terms Agreement) against payment of the consideration set forth herein (or therein), will be validly issued, fully paid and non-assessable; the Common Stock conforms in all material respects to the description thereof contained in the Prospectus and such description conforms to the rights set forth in the instruments defining the same; and the issuance of the Purchase Shares is not subject to the preemptive or other similar rights of any securityholder of the Company. The shares of Common Stock underlying the Pre-Paid Warrants have been duly authorized and reserved for issuance upon exercise of the Pre-Paid Warrants in a number sufficient to meet the current exercise requirements. Upon exercise of the Pre-Paid Warrants in accordance with their terms, the shares of Common Stock issuable thereupon will be duly and validly issued and fully paid and non-assessable, and free of any preemptive or similar rights and will conform to the descriptions thereof in the Registration Statement, the General Disclosure Package and the Prospectus.

(k) Absence of Defaults and Conflicts. (i) Neither the Company nor any of its Subsidiaries is in violation of its charter or by-laws, or (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument that is individually material to the Company and to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the material properties or assets of the Company or any Subsidiary are subject (collectively, “Material Agreements and Instruments”), and (iii) the execution, delivery and performance of this Agreement (or any applicable Terms Agreement) and the consummation of the transactions contemplated herein (or therein) and in the Registration Statement (including the issuance and sale of the Securities, and the use of the proceeds from the sale of the Securities as described in the Prospectus) and compliance by the Company with its obligations hereunder (1) have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to, the Material Agreements and Instruments, (2) will not result in any violation of the provisions of the charter or by-laws of the Company, and (3) will not result in any violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign (including the U.S. Food and Drug Administration (the “FDA”)), having jurisdiction over the Company or any Subsidiary or any of their assets, properties or operations (each, a “Governmental Entity”), except in the case of clauses (ii) and (iii), such violation or default as would not reasonably be expected to result in a Material Adverse Effect.

As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Subsidiary.

(l) Absence of Labor Dispute. No labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing labor disturbance by the employees of any of its principal suppliers, manufacturers, customers or contractors.

(m) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending, or, threatened in writing, against or affecting the Company or any Subsidiary, which is required to be disclosed in the Registration Statement or the Prospectus (other than as disclosed therein), or which would reasonably be expected to result in a Material Adverse Effect, or materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement (or any applicable Terms Agreement) or the performance by the Company of its obligations hereunder (or thereunder); the aggregate of all pending legal or governmental proceedings to which the Company or any Subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Prospectus, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect.

(n) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

(o) Possession of Intellectual Property. Except as would not reasonably be expected to result in a Material Adverse Effect, (i) the Company and its Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them, and (ii) neither the Company nor any of its Subsidiaries has received any written notice of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property.

(p) Compliance with Health Care Laws. Except as described in the Prospectus, the Company: (i) is and for the past three (3) years has been in compliance with applicable Health Care Laws, except for such noncompliance as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; (ii) has not received any unresolved FDA Form 483, notice of adverse finding, warning letter, untitled letter or other written correspondence or notice from any Governmental Entity alleging or asserting noncompliance with any Health Care Laws which has not been remedied by the Company, except for such noncompliance as would not, singly or in the aggregate, be reasonably expected to result in a Material Adverse Effect; (iii) possesses all material licenses, certificates, approvals, clearances, authorizations, registrations, permits (and supplements or amendments thereto) required by any Health Care Laws (“Authorizations”), such Authorizations are valid and in full force and effect, and the Company is not in violation of any term of any such Authorizations, except for such failure, invalidity or violation as would not reasonably be expected to result in a Material Adverse Effect; (iv) has not received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Governmental Entity or third party alleging that any product, operation or activity is in violation of any Health Care Laws or Authorizations, and does not have knowledge that any such Governmental Entity or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding, except for such violations as would not reasonably be expected to result in a Material Adverse Effect; (v) has not received written notice that any Governmental Entity has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations and the Company has no knowledge that any such Governmental Entity is considering such action, except for such notices, limitations, suspensions, modifications or revocations as would not reasonably be expected to result in a Material Adverse Effect; and (vi) has filed, obtained, maintained or submitted all reports, documents, forms, notices, applications, records, claims, submissions (and supplements or amendments thereto) as required by any Health Care Laws or Authorizations, and all such reports, documents, forms, notices, applications, records, claims, submissions (and supplements or amendments thereto) were complete and correct in all material respects on the date filed (or were corrected or supplemented by a subsequent submission), except where the failure to be correct, file, obtain, maintain or submit such documents would not reasonably be expected to result in a Material Adverse Effect.

As used herein, “Health Care Laws” means: (i) the Federal Food, Drug and Cosmetic Act and the regulations promulgated thereunder; (ii) all applicable federal, state, local and all applicable foreign health care related fraud and abuse law, including the U.S. Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b)), the Physician Self-Referral Law (commonly known as the Stark law) (42 U.S.C. Section 1395nn), the civil False Claims Act (31 U.S.C. Section 3729 et seq.), the administrative False Claims Law (42 U.S.C. Section 1320a-7b(a)), the Civil Monetary Penalties Law (42 U.S.C. Section 1320a-7a), the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. Section 1320d et seq.), as amended by the Health Information Technology for Economic and Clinical Health Act of 2009 (collectively, “HIPAA”), the exclusion laws (42 U.S.C. Section 1320a-7), and the Physician Payments Sunshine Act (42 U.S.C. Section 1320a-7h); (iii) all criminal laws relating to health care fraud and abuse, including 18 U.S.C. Sections 286 and 287, and the health care fraud criminal provisions under HIPAA, Medicare (Title XVIII of the Social Security Act), and Medicaid (Title XIX of the Social Security Act); and (iv) the regulations promulgated pursuant to such laws, and comparable state laws.

(q) Clinical Studies. The studies, tests and preclinical and clinical trials conducted by or on behalf of the Company as described in the Prospectus (the “Clinical Studies”), were, and if still pending are, in all material respects, being conducted in accordance with experimental protocols, procedures and controls pursuant to accepted professional and scientific standards and all applicable Health Care Laws and Authorizations; the descriptions of the results of such studies, tests and trials contained in the Registration Statement, the General Disclosure Package and the Prospectus are accurate and complete in all material respects and fairly present the data derived from such studies, tests and trials; except to the extent disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has no knowledge of any studies, tests or trials the results of which the Company believes reasonably call into question the study, test, or trial results described or referred to in the Registration Statement, the General Disclosure Package and the Prospectus when viewed in the context in which such results are described and the clinical state of development; and the Company has not received any written notices or correspondence from any Governmental Entity requiring the termination, suspension or material modification of any Clinical Studies, except where any such termination, suspension or modification would not reasonably be expected to result in a Material Adverse Effect.

(r) Manufacturing Practices. All manufacturing operations performed by or on behalf of the Company are being conducted in compliance with the Quality System regulation of the FDA and, to the extent applicable, counterpart regulations in the European Union and all other countries where compliance is required, except to the extent that the failure to be in compliance would not reasonably be expected to result in a Material Adverse Effect. The Company and its subsidiaries are in compliance with all reporting requirements under Health Care Laws, including, but not limited to, medical device reports (as defined by 21 C.F.R. Part 803), reports of corrections and removals (as defined by 21 C.F.R. Part 806), and the reporting and recordkeeping requirements under the Quality System regulation of the FDA, and counterpart regulations in other countries where compliance is required, except to the extent that the failure to be in compliance would not reasonably be expected to result in a Material Adverse Effect.

(s) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement (or any applicable Terms Agreement), except such as have been already obtained or as may be required under the Securities Act or the Securities Act Regulations or state securities laws.

(t) Absence of Manipulation. Neither the Company nor any affiliate of the Company has taken, nor will the Company take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(u) Possession of Licenses and Permits. (i) The Company and its Subsidiaries possess such permits, licenses, approvals, consents and other authorizations issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them (collectively, “Governmental Licenses”); (ii) the Company and its Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses; (iii) the Governmental Licenses are valid and in full force and effect; and (iv) neither the Company nor any of its Subsidiaries has received any written notice of proceedings relating to the revocation or material modification of any such Governmental Licenses, except in the case of clauses (i) through (iii), such failures, noncompliance or invalidity as would not reasonably be expected to result in a Material Adverse Effect.

(v) Title to Property. The Company and its Subsidiaries have good and marketable title to all real property owned by the Company and its Subsidiaries free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (i) are described in the Prospectus, or (ii) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its Subsidiaries; and all of the leases and subleases material to the business of the Company and its Subsidiaries, considered as one enterprise, and under which the Company or any of its Subsidiaries holds properties described in the Prospectus, are in full force and effect, and neither the Company nor any Subsidiary has any received any written notice of any material claim that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of such leases or subleases, or affecting or questioning the rights of the Company or such Subsidiary to the continued possession of the property covered by any such lease or sublease.

(w) Investment Company Act. The Company is not required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be required, to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “1940 Act”).

(x) Environmental Laws. Except as described in the Prospectus, (i) neither the Company nor any of its Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), except for such violations as would not reasonably be expected to result in a Material Adverse Effect, (ii) the Company and its Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in material compliance with their requirements, except where the failure to possess such permits, authorizations or approvals, or the failure of such compliance, would not reasonably be expected to result in a Material Adverse Effect, and (iii) to the knowledge of the Company, there are no material pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its Subsidiaries.

(y) Registration Rights. Except as disclosed in the Prospectus, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act.

(z) Accounting Controls and Disclosure Controls. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

The Company and its consolidated Subsidiaries employ disclosure controls and procedures that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(aa) S-3 Eligibility. (i) At the time of filing the Registration Statement, the Company will meet the applicable requirements for use of Form S-3 under the Securities Act, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), the Company met the then applicable requirements for use of Form S-3 under the Securities Act and (iii) at the earliest time after the filing of the Registration Statement that the Company makes a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities, the Company will not be an “ineligible issuer” as defined in Rule 405 under the Securities Act.

(bb) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(cc) Payment of Taxes. Subject to any permitted extensions, all United States federal income tax returns of the Company and its Subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. No assessment in connection with the United States federal income tax returns of the Company through the fiscal year ended December 31, 2018 has been made against the Company. The Company and its Subsidiaries have filed all other material tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and its Subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Company in respect of any income tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined.

(dd) Insurance. The Company and its Subsidiaries carry or are entitled to the benefits of insurance, with insurers believed to be financially sound and reputable, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. The Company has no reason to believe that it or any Subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire, or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect. Neither of the

Company nor any Subsidiary has been denied any insurance coverage which it has sought or for which it has applied.

(ee) Statistical and Market-Related Data. Any statistical and market-related data included in the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and, where required, the Company has obtained the written consent to the use of such data from such sources.

(ff) Foreign Corrupt Practices Act. Neither the Company nor, to the knowledge of the Company, any director, officer, employee or other person acting on behalf of the Company, is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(gg) Money Laundering Laws. The operations of the Company are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(hh) OFAC. Neither the Company nor, to the knowledge of the Company, any director, officer, employee or other person acting on behalf of the Company, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(ii) Listing and Maintenance Requirements. The issuance and sale of the Securities as contemplated in this Agreement does not contravene the rules and regulations of the Principal Market. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. Except as disclosed in the Registration Statement, the Base Prospectus or any Prospectus Supplement, the Company has not, in the 12 months preceding the date hereof, received notice from any Principal Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Principal Market.

(jj) Application of Takeover Protections. Except as set forth in the Registration Statement, the Base Prospectus or any Prospectus Supplement, the Company and its Board have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Certificate of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the purchasers of the Securities.

(kk) Solvency. Based on the financial condition of the Company as of the Closing Date and giving effect to the transactions contemplated by the Restructuring Transactions, (i) the Company’s fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. Within one year of the Closing Date, the Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The SEC Reports set forth as of the dates thereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, “Indebtedness” shall mean (a) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than accrued liabilities and trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

5. COVENANTS.

(a) [Reserved.]

(b) Blue Sky. The Company shall take all such action, if any, as is reasonably necessary in order to obtain an exemption for or to register or qualify (i) the offer and sale of the

Securities to the Investors under this Agreement and (ii) any subsequent resale of all Securities by the Investor, in each case, under applicable securities or “Blue Sky” laws of the states of the United States in such states as is reasonably requested by any of the Investors from time to time, and shall provide evidence of any such action so taken to each of the Investors.

(c) Listing/DTC. The Company shall promptly secure the listing of all of the Purchase Shares and Warrant Shares to be issued to the Investor hereunder on the Principal Market (subject to official notice of issuance) and upon each other national securities exchange or automated quotation system, if any, upon which the Common Stock is then listed, and shall use commercially reasonable efforts to maintain, so long as any shares of Common Stock shall be so listed, such listing of all such Purchase Shares and Warrant Shares. The Company shall use commercially reasonable efforts to maintain the listing of the Common Stock on the Principal Market and shall comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules and regulations of the Principal Market. Neither the Company nor any of its Subsidiaries shall take any action that would reasonably be expected to result in the delisting or suspension of the Common Stock on the Principal Market. The Company shall promptly, and in no event later than the following Business Day, provide to each of the Investors copies of any notices it receives from any Person regarding the continued eligibility of the Common Stock for listing on the Principal Market; provided, however, that the Company shall not be required to provide the Investors copies of any such notice that the Company reasonably believes constitutes material non-public information and the Company would not be required to publicly disclose such notice in any report or statement filed with the SEC and under the Exchange Act or the Securities Act. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 5(c). The Company shall take all action necessary to ensure that its Common Stock can be transferred electronically as DWAC Shares.

(d) Prohibition of Short Sales and Hedging Transactions. During the period specified in Section 3(h), neither the Investors nor any of their respective agents, representatives or affiliates shall in any manner whatsoever enter into or effect, directly or indirectly, any (i) “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Common Stock or (ii) hedging transaction, which establishes a net short position with respect to the Common Stock.

(e) Subsequent Equity Issuances. From and after the date of this Agreement until thirty (30) days following the Closing Date (the “Lock-Up Period”), irrespective of any earlier termination of this Agreement, neither the Company nor any Subsidiary shall issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents (or a combination of units thereof), other than in connection with an Exempt Issuance. “Common Stock Equivalents” means any securities of the Company or its Subsidiaries which entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock. “Exempt Issuance” means the issuance of (i) Securities to the Investors pursuant to this Agreement, including issuance of shares of Common Stock upon exercise of the Pre-Paid Warrants (ii) shares of Common Stock, Common

Stock Equivalents or other securities to any of the Investors pursuant to any other existing or future contract, agreement or arrangement between the Company and such Investor, (iii) shares of Common Stock pursuant to the Company’s employee stock purchase plan or upon the exercise or conversion of options, warrants or convertible securities disclosed as outstanding in the Registration Statement, the General Disclosure Package and the Prospectus, (iv) the issuance of employee stock options or other equity compensation or awards not exercisable during the Lock-Up Period or exchange of outstanding equity awards pursuant to the Company’s stock option, stock bonus and other stock plans or arrangements, in effect on the date hereof, in the ordinary course of business consistent with past practice, or (v) shares of Common Stock, Common Stock Equivalents or other securities issued in connection with the Restructuring Transactions.

(f) Taxes. The Company shall pay any and all transfer, stamp or similar taxes that may be payable with respect to the issuance and delivery of any shares of Common Stock to the Investor made under this Agreement.

(g) Securities Law Compliance. Until the date on which the Investors shall have sold all the Securities, the Company shall (a) take all action necessary to cause the Common Stock to continue to be registered as a class of securities under Sections 12(g) or 12(b) of the Exchange Act, shall comply with its reporting and filing obligations under the Exchange Act, and shall not take any action or file any document (whether or not permitted by the Exchange Act) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act. The Company shall comply with all applicable federal, state and foreign securities laws in connection with the offer, issuance and sale by the Company of the Securities contemplated by the Transaction Documents. Without limiting the generality of the foregoing, neither the Company nor any of its officers, directors or affiliates will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which would reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.

(h) Stop Orders. The Company shall advise each of the Investors promptly (but in no event later than 24 hours) and shall confirm such advice in writing: (i) of the Company’s receipt of notice of any request by the SEC for amendment of or a supplement to the Registration Statement, the Prospectus, any Prospectus Supplement or for any additional information; (ii) of the Company’s receipt of notice of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or prohibiting or suspending the use of the Prospectus or any Prospectus Supplement, or of the Company’s receipt of any notification of the suspension of qualification of the Securities for offering or sale in any jurisdiction or the initiation or contemplated initiation of any proceeding for such purpose; and (iii) of the Company becoming aware of the happening of any event, which makes any statement of a material fact made in the Registration Statement, the Prospectus or any Prospectus Supplement untrue or which requires the making of any additions to or changes to the statements then made in the Registration Statement, the Prospectus or any Prospectus Supplement in order to state a material fact required by the Securities Act to be stated therein or necessary in order to make the statements then made therein (in the case of the Prospectus or any Prospectus Supplement, in light of the circumstances under which they were made) not misleading, or of the necessity to amend the Registration Statement or supplement the Prospectus or any Prospectus Supplement to comply with the Securities Act or any other law. The Company shall not be required to disclose to the Investors the substance or specific reasons of any of the events set forth in clauses (i) through (iii) of the immediately preceding sentence, but rather, shall only be required to disclose that the event has occurred. If at any time the SEC shall issue any stop order suspending the effectiveness of the Registration Statement or prohibiting or suspending the use of the Prospectus or any Prospectus Supplement, the Company shall use its reasonable best efforts to obtain the withdrawal of such order at the earliest possible time. The Company shall furnish to each of the Investors, without charge, a copy of any correspondence from the SEC or the staff of the SEC to the Company or its representatives relating to the Registration Statement or the Prospectus, as the case may be.

(i) Amendments to Registration Statement; Prospectus Supplements. Except as provided in this Agreement and other than periodic and current reports required to be filed pursuant to the Exchange Act, the Company shall not file with the SEC any amendment to the Registration Statement or any supplement to the Base Prospectus that refers to any of the Investors, the Securities, the Transaction Documents or the transactions contemplated thereby (including, without limitation, any Prospectus Supplement filed in connection with the transactions contemplated by the Transaction Documents), in each case with respect to which (a) such Investor shall not previously have been advised and afforded the opportunity to review and comment thereon at least 24 hours prior to filing with the SEC, as the case may be, (b) the Company shall not have given due consideration to any comments thereon received from such Investor or its counsel, or (c) such Investor shall reasonably object, unless the Company reasonably has determined that it is necessary to amend the Registration Statement or make any supplement to the Prospectus to comply with the Securities Act or any other applicable law or regulation, in which case the Company shall promptly (but in no event later than 24 hours) so inform such Investor, such Investors shall be provided with a reasonable opportunity to review and comment upon any disclosure referring to such Investor, the Transaction Documents or the transactions contemplated thereby, as applicable, and the Company shall expeditiously furnish to such Investor a copy thereof. In addition, for so long as, in the reasonable opinion of counsel for any of the Investors, a Prospectus is required to be delivered in connection with any acquisition or sale of Securities by such Investor, the Company shall not file any Prospectus Supplement with respect to the Securities without furnishing to such Investor as many copies of such Prospectus Supplement, together with the Prospectus, as such Investor may reasonably request.

(j) Prospectus Delivery. The Company consents to the use of the Prospectus (and of each Prospectus Supplement thereto) in accordance with the provisions of the Securities Act and with the securities or “blue sky” laws of the jurisdictions in which the Securities may be sold by the Investors, in connection with the offering and sale of the Securities and for such period of time thereafter as a Prospectus is required by the Securities Act to be delivered in connection with sales of the Securities. The Company will make available to each of the Investors upon request, and thereafter from time to time will furnish to each of the Investors, as many copies of the Prospectus (and each Prospectus Supplement thereto) as such Investor may reasonably request for the purposes contemplated by the Securities Act within the time during which the Prospectus is required by the Securities Act to be delivered in connection with sales of the Securities. If during such period of time any event shall occur that in the reasonable judgment of the Company and its counsel, or in the reasonable judgment of any Investor and its counsel, is required to be set forth in the Registration Statement, the Prospectus or any Prospectus Supplement or should be set forth therein in order to make the statements made therein (in the case of the Prospectus or any Prospectus Supplement, in light of the circumstances under which they were made) not misleading, or if in the reasonable judgment of the Company and its counsel, or in the reasonable judgment of any of the Investors and its counsel, it is otherwise necessary to amend the Registration Statement or supplement the Prospectus or any Prospectus Supplement to comply with the Securities Act or any other applicable law or regulation, the Company shall forthwith prepare and, subject to Section 5(k) above, file with the SEC an appropriate amendment to the Registration Statement or an appropriate Prospectus Supplement and in each case shall expeditiously furnish to each of the Investors, at the Company’s expense, such amendment to the Registration Statement or such Prospectus Supplement, as applicable, as may be necessary to reflect any such change or to effect such compliance. The Company shall have no obligation to separately advise the Investors of, or deliver copies to the Investors of, the SEC Documents, all of which the Investors shall be deemed to have notice of.

(k) Use of Proceeds. The Company will use the net proceeds from the offering of the Securities as described in the Prospectus.

(l) Rescission Right. If the transactions contemplated by the Restructuring Transactions have not been consummated with three (3) business days of the Closing Date, the Company will offer to the Investors, in rescission thereof, the purchase price for the Securities in exchange for their conveyance, without any representations other than ownership, of such Securities to the Company.

6. TRANSFER AGENT INSTRUCTIONS.

On the Closing Date, the Company shall issue to the Transfer Agent (and any subsequent transfer agent) irrevocable instructions, in the form heretofore furnished to the Company, to issue the Securities in accordance with the terms of this Agreement (the “Irrevocable Transfer Agent Instructions”). All Purchase Shares to be issued to or for the benefit of the Investors pursuant to this Agreement shall be issued as DWAC Shares or credited in book-entry form to the Investors, as indicated by each Investor. The Company represents and warrants to each of the Investors that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 6 will be given by the Company to the Transfer Agent with respect to the Purchase Shares, and the Purchase Shares shall otherwise be freely transferable on the books and records of the Company. Certificates and any other instruments evidencing the Purchase Shares shall not bear any restrictive or other legend. If any Investor effects a sale, assignment or transfer of the Purchase Shares, the Company shall permit the transfer and shall promptly instruct the Transfer Agent (and any subsequent transfer agent) to issue DWAC Shares in such name and in such denominations as specified by such Investor to effect such sale, transfer or assignment. On the Closing Date, the Company shall deliver to each Investor the Pre-Paid Warrants, if any, to be issued to such Investor duly executed on behalf of the Company and registered in the name of such Investor or its designee. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Investors. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 6 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 6, that each of the Investors shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required. The Company shall cause its counsel to issue the legal opinion referred to in the Irrevocable Transfer Agent Instructions to the Transfer Agent (and any subsequent transfer agent) to the extent required or requested by the Transfer Agent (or any subsequent transfer agent). Any fees (with respect to the Transfer Agent, counsel to the Company or otherwise) associated with the issuance of such opinion shall be borne by the Company.

7. CONDITIONS TO THE COMPANY’S OBLIGATION TO ISSUE AND SELL THE SECURITIES.

The obligation of the Company hereunder to issue and sell the Securities to the Investors on the Closing Date is subject to the satisfaction or, where legally permissible, the waiver of each of the following conditions:

(a) Each of the Investors shall have executed this Agreement and delivered the same to the Company;

(b) No stop order with respect to the Registration Statement shall be pending or threatened by the SEC; and

(c) The representations and warranties of the Investors shall be true and correct in all material respects as of the date hereof and as of the Closing Date as though made at that time.

8. CONDITIONS TO THE INVESTORS’ SEVERAL AND NOT JOINT OBLIGATION TO PURCHASE THE SECURITIES.

The several and not joint obligation of each Investor under this Agreement to purchase the number of Securities set forth opposite its name on Schedule I hereto is subject to the satisfaction or, where legally permissible, the waiver of each of the following conditions:

(a) The Company shall have executed each of the Transaction Documents to which it is a party and delivered the same to each of the Investors;

(b) The Common Stock shall be listed or quoted on the Principal Market, trading in the Common Stock shall not have been within the last 365 days suspended by the SEC or the Principal Market, and all Securities to be issued by the Company to the Investors pursuant to this Agreement shall have been, if applicable, approved for listing or quotation on the Principal Market in accordance with the applicable rules and regulations of the Principal Market, subject only to official notice of issuance;

(c) Each of the Investors shall have received the opinion of the Company’s legal counsel dated as of the Closing Date in form and substance reasonably acceptable to the Investors;

(d) The representations and warranties of the Company shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 4 above, in which case, the portion of such representations and warranties so qualified shall be true and correct without further qualification) as of the date hereof and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date. The Investors shall have received a certificate, executed by the CEO, President or CFO of the Company, dated as of the Closing Date, to the foregoing effect in the form attached hereto as Exhibit A;

(e) The Board of Directors of the Company shall have adopted resolutions in substantially the form previously provided to the Investors, which shall be in full force and effect without any amendment or supplement thereto as of the Closing Date;

(f) The Irrevocable Transfer Agent Instructions shall have been delivered to and acknowledged in writing by the Company and the Company’s Transfer Agent;

(g) The Company shall have delivered to the Investors a secretary’s certificate executed by the Secretary of the Company, dated as of the Closing Date, in the form attached hereto as Exhibit B;

(h) The Registration Statement shall be effective and no stop order with respect to the Registration Statement shall be pending or threatened by the SEC. The Company shall have a maximum dollar amount certain of securities, including the Securities, registered under the Registration Statement which is sufficient to issue to the Investors not less than all of the Securities to be purchased under the Purchase Agreement. The Prospectus shall be current and available for the issuance and sale of all of the Securities by the Company to the Investors, and for the resale of all of the Securities by the Investors. Any other Prospectus Supplements required to have been filed by the Company with the SEC under the Securities Act at or prior to the Closing Date shall have been filed with the SEC within the applicable time periods prescribed for such filings under the Securities Act. All reports, schedules, registrations, forms, statements, information and other documents required to have been filed by the Company with the SEC at or during the 12-month period immediately preceding the Closing Date pursuant to the reporting requirements of the Exchange Act shall have been filed with the SEC within the applicable time periods prescribed for such filings under the Exchange Act, including any applicable extension periods contemplated by the Exchange Act;

(i) The Company shall be eligible to transfer its Common Stock, including the Purchase Shares, electronically as DWAC Shares;

(j) All federal, state and local governmental laws, rules and regulations applicable to the transactions contemplated by the Transaction Documents and necessary for the execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby in accordance with the terms thereof shall have been complied with, and all consents, authorizations and orders of, and all filings and registrations with, all federal, state and local courts or governmental agencies and all federal, state and local regulatory or self-regulatory agencies necessary for the execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby in accordance with the terms thereof shall have been obtained or made, including, without limitation, in each case those required under the Securities Act, the Exchange Act, applicable state securities or “Blue Sky” laws or applicable rules and regulations of the Principal Market, or otherwise required by the SEC, the Principal Market or any state securities regulators;

(k) No statute, regulation, order, decree, writ, ruling or injunction shall have been enacted, entered, promulgated, threatened or endorsed by any federal, state, local or foreign court or governmental authority of competent jurisdiction which prohibits the consummation of or which would materially modify or delay any of the transactions contemplated by the Transaction Documents;

(l) No action, suit or proceeding before any federal, state, local or foreign arbitrator or any court or governmental authority of competent jurisdiction shall have been commenced or threatened, and no inquiry or investigation by any federal, state, local or foreign governmental authority of competent jurisdiction shall have been commenced or threatened, against the Company, or any of the officers, directors or affiliates of the Company, seeking to restrain, prevent or change the transactions contemplated by the Transaction Documents, or seeking material damages in connection with such transactions;

(m) No Person shall have commenced a proceeding against the Company pursuant to or within the meaning of any Bankruptcy Law;

(n) The Company shall have entered into definitive agreements with respect to the Restructuring Transactions with no material conditions precedent other than the closing of the transactions contemplated by this Agreement;

(o) The Company, pursuant to or within the meaning of any Bankruptcy Law, shall not have (i) commenced a voluntary case, (ii) consented to the entry of an order for relief against it in an involuntary case, (iii) consented to the appointment of a Custodian of it or for all or substantially all of its property, or (iv) made a general assignment for the benefit of its creditors or is generally unable to pay its debts as the same become due; and

(p) A court of competent jurisdiction shall not have entered an order or decree under any Bankruptcy Law that (i) is for relief against the Company in an involuntary case, (ii) appoints a Custodian of the Company or for all or substantially all of its property, or (iii) orders the liquidation of the Company or any Subsidiary.

(q) The Company shall be simultaneously closing on the issuance and sale of Securities for an aggregate purchase price of not less than $40.0 million.

(r) The Company shall have filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2018, with the SEC.

9. INDEMNIFICATION.

In consideration of the Investors’ execution and delivery of this Agreement and acquiring the Securities, and in addition to all of the Company’s other obligations under the Transaction Documents to which it is a party, the Company shall defend, protect, indemnify and hold harmless each Investor and all of its affiliates, stockholders, members, managers, partners, officers, directors and employees and any of the foregoing Person’s agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by the Transaction Documents) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to: (a) any misrepresentation or breach of any representation or warranty made by the Company in any of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in any of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (c) any cause of action, suit or claim brought or made against such Indemnitee and arising out of or resulting from the execution, delivery, performance or enforcement of any of the Transaction Documents, the Restructuring Transactions or any other certificate, instrument or document contemplated hereby or thereby, (d) any violation of the Securities Act, the Exchange Act, state securities or “Blue Sky” laws, or the rules and regulations of the Principal Market in connection with the transactions contemplated by the Transaction Documents by the Company or any of its affiliates, officers, directors or employees, (e) any untrue statement or alleged untrue statement of a material fact contained, or incorporated by reference, in the Registration Statement or any amendment thereto or any omission or alleged omission to state therein, or in any document incorporated by reference therein, a material fact required to be stated therein or necessary to make the statements therein not misleading, or (f) any untrue statement or alleged untrue statement of a material fact contained, or incorporated by reference, in the Prospectus, or any omission or alleged omission to state therein, or in any document incorporated by reference therein, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that (I) the indemnity contained in clause (c) of this Section 9 shall not apply to any Indemnified Liabilities which directly and primarily result from the fraud, gross negligence or willful misconduct of an Indemnitee, (II) the indemnity contained in clauses (d), (e) and (f) of this Section 9 shall not apply to any Indemnified Liabilities of an Investor to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Investor expressly for use in any Prospectus

Supplement, if the Prospectus was timely made available by the Company to such Investor pursuant to Section 5(l), (III) the indemnity contained in clauses (d), (e) and (f) of this Section 9 shall not inure to the benefit of an Investor to the extent such Indemnified Liabilities are based on a failure of such Investor to deliver or to cause to be delivered the Prospectus made available by the Company, if such Prospectus was timely made available by the Company pursuant to Section 5(l), and if delivery of the Prospectus by such Investor was required under the Securities Act with respect to the Securities and such delivery by such Investor would have cured the defect giving rise to such Indemnified Liabilities, and (IV) the indemnity in this Section 9 shall not apply to amounts paid in settlement of any claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Any required indemnification payment for any particular claim shall be made within thirty (30) days from the date an Investor makes a written request for it. A certificate containing reasonable detail as to the amount of such indemnification submitted to the Company by an Investor shall be conclusive evidence, absent manifest error, of the amount due from the Company to such Investor. If any action shall be brought against any Indemnitee in respect of which indemnity may be sought pursuant to this Agreement, such Indemnitee shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Indemnitee. Any Indemnitee shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnitee, except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of such Indemnitee, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel.

10. TERMINATION.

This Agreement may be terminated only as follows:

(a) If pursuant to or within the meaning of any Bankruptcy Law, the Company commences a voluntary case or any Person commences a proceeding against the Company, a Custodian is appointed for the Company or for all or substantially all of its property, or the Company makes a general assignment for the benefit of its creditors, this Agreement shall automatically terminate without any liability or payment to the Company (except as set forth below) without further action or notice by any Person.

(b) In the event that the Closing shall not have occurred on or before April 10, 2019, due to the failure to satisfy the conditions set forth in Sections 7 and 8 above with respect to the Closing, either the Company, on the one hand, or any Investor, on the other hand, shall have the option to terminate this Agreement at the close of business on such date or thereafter without liability of any party to any other party (except as set forth below); provided, however, that the right to terminate this Agreement under this Section 10(b) shall not be available to any party if such party is then in breach of any covenant or agreement contained in this Agreement or any representation or warranty of such party contained in this Agreement fails to be true and correct such that the conditions set forth in Section 7(c) or Section 8(d), as applicable, could not then be satisfied. Any termination of this Agreement pursuant to this Section 10(b) shall be effected by written notice from the Company to each of the Investors, or any Investor to the Company and each of the other Investors, as the case may be, setting forth the basis for the termination hereof.

The representations and warranties and covenants of the Company and the Investors contained in Sections 3, 4, 5, and 6 hereof, the indemnification provisions set forth in Section 9 hereof and the agreements and covenants set forth in Sections 10 and 11, shall survive the Closing and any termination of this Agreement. No termination of this Agreement shall be deemed to release the Company or any Investor from any liability for intentional misrepresentation or willful breach by such party of any of the Transaction Documents to which it is a party.

11. MISCELLANEOUS.

(a) Governing Law; Jurisdiction; Jury Trial. The corporate laws of the State of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement and the other Transaction Documents shall be governed by the internal laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Illinois. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of Illinois, County of Cook, for the adjudication of any dispute hereunder or under the other Transaction Documents or in connection herewith or therewith, or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and the other Transaction Documents and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.

(b) Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature or signature delivered by e-mail in a “.pdf” format data file shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original signature.

(c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e) Entire Agreement; Amendment. This Agreement and the other Transaction Documents supersede all other prior oral or written agreements among the Investors, the Company, their respective affiliates and Persons acting on their behalf with respect to the subject matter hereof, and this Agreement, the other Transaction Documents and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any of the Investors makes any representation, warranty, covenant or undertaking with respect to such matters. The Company acknowledges and agrees that is has not relied on, in any manner whatsoever, any representations or statements, written or oral, other than as expressly set forth in the Transaction Documents. No provision of this Agreement or the other Transaction Documents may be amended other than by a written instrument signed by each of the parties hereto or thereto.

(f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt when delivered personally; (ii) upon receipt when sent by facsimile or email (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses for such communications shall be:

If to the Company:

Endologix, Inc.

2 Musick

Irvine, CA

Telephone: (949) 595-7200

E-mail: vmahboob.com

Attention: Vaseem Mahboob, Chief Financial Officer

With a copy to (which shall not constitute notice or service of process):

DLA Piper LLP (US)

4365 Executive Drive, Suite 1100

San Diego, CA 92121

Telephone: (858) 677-1400

E-mail: michael.kagnoff@dlapiper.com

Attention: Michael Kagnoff, Esq.

If to an Investor, to its address set forth opposite its name on Schedule I hereto, with copies to such Investor’s representatives as set forth on Schedule I hereto,

If to the Transfer Agent:

American Stock Transfer & Trust Company, LLC

6201 15th Avenue

Brooklyn, NY 11219

Telephone: 718-921-8300

Facsimile: 718-765-8782

Attention: Corporate Actions Department

or at such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party three (3) Business Days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine or email account containing the time, date, and recipient facsimile number or email address, as applicable, and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or email or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and any permitted successors and assigns of the Company. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of each of the Investors, including by merger or consolidation. None of the Investors may assign its rights or obligations under this Agreement.

(h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and any permitted successors and assigns of the Company and, except as set forth in Section 9, is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(i) Publicity. The Company shall afford each of the Investors and its counsel with the opportunity to review and comment upon the form and substance of, and shall give reasonable consideration to all such comments from such Investor or its counsel on, any press release, SEC filing or any other public disclosure by or on behalf of the Company relating to such Investor, its purchases hereunder or any aspect of the Securities, any of the Transaction Documents or the transactions contemplated thereby, not less than 24 hours prior to the issuance, filing or public disclosure thereof. Each Investor must be provided with a final version of any such press release, SEC filing or other public disclosure at least 24 hours prior to any release, filing or use by the Company thereof. The Company agrees and acknowledges that its failure to fully comply with this provision constitutes a Material Adverse Effect. Except as required by law, no Investor shall issue a press release or any other public disclosure regarding this Agreement or the substance hereof without the prior written consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed.

(j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k) No Placement Agent, Broker or Finder. The Company represents and warrants to each of the Investors that it has not engaged any placement agent, broker or finder in connection with the transactions contemplated hereby. Each Investor, severally and only with respect to itself and not jointly, represents and warrants to the Company that it has not engaged any financial advisor, placement agent, broker or finder in connection with the transactions contemplated hereby. The Company shall be responsible for the payment of any fees or commissions, if any, of any placement agent, broker or finder relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold each of the Investors harmless against, any liability, loss or expense (including, without limitation, attorneys’ fees and out of pocket expenses) arising in connection with any such claim.

(l) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(m) Remedies, Other Obligations, Breaches and Injunctive Relief. The Investors’ remedies provided in this Agreement, including, without limitation, the Investors’ remedies provided in Section 9, shall be cumulative and in addition to all other remedies available to the Investors under this Agreement, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy of any of the Investors contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit any Investor’s right to pursue actual damages for any failure by the Company to comply with the terms of this Agreement. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Investors and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, any Investor shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

(n) Enforcement Costs; Expenses. If: (i) this Agreement is placed by any Investor in the hands of an attorney for enforcement or is enforced by any Investor through any legal proceeding; (ii) an attorney is retained to represent any Investor in any bankruptcy, reorganization, receivership or other proceedings affecting creditors’ rights and involving a claim under this Agreement; or (iii) an attorney is retained to represent any Investor in any other proceedings whatsoever in connection with this Agreement, then the Company shall pay to such Investor, as incurred by such Investor, all reasonable costs and expenses including attorneys’ fees incurred in connection therewith, in addition to all other amounts due hereunder. At the Closing, the Company shall reimburse the Investors for their out-of-pocket costs and expenses related to the negotiation and documentation of the transactions contemplated hereby and contemplated by the Restructuring Transactions, including the legal fees of Tannenbaum Helpern Syracuse & Hirschtritt LLP as counsel to the Investors, up to a maximum amount of $50,000.

(o) Waivers. No provision of this Agreement may be waived other than in a written instrument signed by the party against whom enforcement of such waiver is sought. No failure or delay in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

(p) Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Investors set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by the Investors or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 9, and will survive delivery of and payment for the Securities.

(q) Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under the Transaction Documents are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Investor pursuant hereto or thereto, shall be deemed to constitute the Investors as, and the Company acknowledges that the Investors do not so constitute, a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Investors are in any way acting in concert or as a group or entity with respect to such obligations or the transactions contemplated by the Transaction Documents or any matters, and the Company acknowledges that the Investors are not acting in concert or as a group, and the Company shall not assert any such claim, with respect to such obligations or the transactions contemplated by the Transaction Documents. The decision of each Investor to purchase Securities pursuant to the Transaction Documents has been made by such Investor independently of any other Investor. Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with such Investor making its investment hereunder and that no other Investor will be acting as agent of such Investor in connection with monitoring such Investor’s investment in the Securities or enforcing its rights under the Transaction Documents. The Company and each Investor confirms that each Investor has independently participated with the Company in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. The use of a single agreement to effectuate the purchase and sale of the Securities contemplated hereby was solely in the control of the Company, not the action or decision of any Investor, and was done solely for the convenience of the Company and not because it was required or requested to do so by any Investor. It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company and an Investor, solely, and not between the Company and the Investors collectively and not between and among the Investors.

* * * * *

IN WITNESS WHEREOF, the Investors and the Company have caused this Agreement to be duly executed as of the date first written above.

THE COMPANY:

ENDOLOGIX, INC.

By:

Name:
Title:

IN WITNESS WHEREOF, the Investors and the Company have caused this Agreement to be duly executed as of the date first written above.

INVESTORS:

[__]

By:

[Signature page to Endologix Purchase Agreement]